Exhibit 24.1

POWERS OF ATTORNEY

By signing below, I hereby constitute and appoint Andrew M. Archibald and Burgess H. Hildreth, my true and lawful attorneys and agents to do any and all acts and things and to execute any and all instruments in my name and behalf in my capacities as a director and/or officer of Intertape Polymer US Inc., a Delaware corporation (the “Company”), and/or as a director and/or officer of one or more of the entities listed on Annex A (the “Guarantors”), that said attorneys and agents, or any of them, may deem necessary or advisable or that may be required to enable the Company and the Guarantors to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with a registration statement on Form S-4 and F-4 (or any other appropriate form) for the purpose of registering pursuant to the Securities Act up to US$125 million of the Company’s 8-1/2% Senior Subordinated Notes due 2014, and the guarantees thereof given by the Guarantors, to be issued in exchange for the Company’s outstanding 8-1/2% Senior Subordinated Notes due 2014, and the guarantees thereof given by the Guarantors, including specifically, but without limiting the generality of the foregoing, the power and authority to sign for me, in my name and behalf in my capacities as director and/or officer of the Company and/or one or more Guarantors (individually or on behalf of the Company or a Guarantor), such registration statement, and any and all amendments and supplements thereto, and to file the same, with all exhibits thereto and other instruments or documents in connection therewith, with the Securities and Exchange Commission, and hereby ratify and confirm all that said attorneys and agents, or any of them, may do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have executed this Powers of Attorney as of October 5, 2004.

/s/ MELBOURNE F. YULL
Melbourne F. Yull

/s/ WILLIAM BARNES
William Barnes

/s/ TREVOR A. CARMICHAEL
Trevor A. Carmichael

/s/ JIM BOB CARPENTER
Jim Bob Carpenter

/s/ THOMAS E. COSTELLO
Thomas E. Costello

/s/ GORDON R. CUNNINGHAM
Gordon R. Cunningham

/s/ BEN J. DAVENPORT, JR.
Ben J. Davenport, Jr.

/s/ VICTOR DITOMMASO
Victor DiTommaso

/s/ LORI DONAHUE
Lori Donahue

/s/ G. DANIEL ELLZEY
G. Daniel Ellzey

/s/ MARIO FERREIRA DE SA BARBOSA
Mario Ferreira de Sa Barbosa

/s/ MICHAEL FOWKE
Michael Fowke

/s/ STEVEN M. FRIEDMAN
Steven M. Friedman

/s/ PIERO GRECO
Piero Greco

/s/ PAUL W. HADDY
Paul W. Haddy

/s/ BURGESS H. HILDRETH
Burgess H. Hildreth

/s/ DON HOFFMANN
Don Hoffmann

/s/ J. GREGORY HUMPHRIES
J. Gregory Humphries

/s/ CULLEN JONES
Cullen Jones

/s/ WILLIAM K. LANGAN
William K. Langan

/s/ J. SPENCER LANTHIER
J. Spencer Lanthier

/s/ H. DALE MCSWEEN
H. Dale McSween

/s/ IRVINE MERMELSTEIN
Irvine Mermelstein

/s/ JAMES A. MOTLEY, SR.
James A. Motley, Sr.

/s/ SHAWN NELSON
Shawn Nelson

/s/ JORGE NELSON FERREIRA DE AGUIAR QUINTAS
Jorge Nelson Ferreira de Aguiar Quintas

/s/ PAMELA G. PASCHALL
Pamela G. Paschall

/s/ MICHAEL L. RICHARDS
Michael L. Richards

/s/ KENNETH R. ROGERS
Kenneth R. Rogers

/s/ L. ROBBIE SHAW
L. Robbie Shaw

/s/ NEVILL LER. SMITH
Nevill LeR. Smith

/s/ JOHN TYNAN
John Tynan

/s/ DUNCAN R. YULL
Duncan R. Yull

/s/ GREGORY A. YULL
Gregory A. Yull

Annex A

Name of Company	Country, State or Jurisdiction of Incorporation

Intertape Polymer Group Inc.	Canada

Intertape Polymer Inc.	Canada

Spuntech Fabrics Inc.	Canada

IPG Holding Company of Nova Scotia	Nova Scotia

IPG Holdings LP	Delaware

IPG Finance LLC	Delaware

IPG (US) Holdings Inc.	Delaware

IPG (US) Inc.	Delaware

Central Products Company	Delaware

Intertape Inc.	Virginia

Intertape Polymer Management Corp.	Florida

Polymer International Corp.	Virginia

Cajun Bag & Supply Corp.	Delaware

International Container Systems, Inc.	Florida

UTC Acquisition Corp.	Delaware

Intertape International Corp.	Delaware

Intertape Polymer Corp.	Delaware

IPG Administrative Services Inc.	Delaware

IPG Technologies Inc.	Delaware

IPG Financial Services Inc.	Delaware

COIF Holding Inc.	Delaware

FIBC Holding Inc.	Delaware

Drumheath Indemnity Ltd.	Barbados

Name of Company	Country, State or Jurisdiction of Incorporation
Fibope Portuguesa - Filmes Biorientados S.A.	Portugal

Intertape Woven Products, S.A. de C.V.	Mexico

Intertape Woven Products Services, S.A. de C.V.	Mexico